UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): March 18, 2004



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                          ___________________________

Item 7. Financial Statements and Exhibits.

    (c) Exhibits.

    The following exhibit is furnished with this Form 8-K:

    99. Press Release dated March 18, 2004

Item 12. Results of Operations and Financial Condition).

Today NIKE, Inc. issued its third quarter earnings press release.
A copy of the release is attached hereto as Exhibit 99.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  March 18, 2004
                                         /s/ Donald W. Blair
                                         ____________________
                                         By: Donald W. Blair
                                           Chief Financial Officer

Exhibit 99

                       FOR IMMEDIATE RELEASE

       INVESTOR CONTACT:                          MEDIA CONTACT:
       Pamela Catlett                             Joani Komlos
       503.671.4589                               503.671.2013


                NIKE REPORTS THIRD QUARTER EARNINGS
                    PER SHARE UP 57 PERCENT;
          WORLDWIDE FUTURES ORDERS INCREASE 9.9 PERCENT


Highlights:

- Third quarter earnings increased 57 percent to $0.74 per diluted share versus $0.47 per diluted share in the prior year quarter
-     Revenues for the quarter grew 21 percent to $2.9 billion
-     Gross margins improved 140 basis points to 42.1 percent
-     Worldwide futures orders increased 9.9 percent

Beaverton, OR (March XX, 2004) -- NIKE, Inc. (NYSE:NKE) today reported financial results for the Company's third quarter ended February 29, 2004. Third quarter revenues increased 21 percent to $2.9 billion, versus $2.4 billion for the same period last year. Third quarter net income totaled $200.3 million, or $0.74 per diluted share, compared to $124.7 million, or $0.47 per diluted share, in the prior year.

Philip H. Knight, Chairman and Chief Executive Officer said, "It was another great quarter for Nike. Top and bottom line results were again driven by healthy consumer demand for innovative products and the strength of Nike's diverse portfolio of businesses. For the first nine months of the year, Nike's revenue has grown 14 percent and earnings per share* are up 29 percent. As we look ahead, we are optimistic about the significant long-term growth opportunities for our company."**

Futures Orders

The Company reported worldwide futures orders for athletic footwear and apparel scheduled for delivery from March 2004 through July 2004, of $4.7 billion, 9.9 percent higher than such orders reported for the same period last year. Approximately four points of this growth were due to changes in currency exchange rates.

By region, futures orders for the USA were up 4.5 percent; Europe grew by 11 percent; Asia Pacific increased 23 percent; and the Americas increased 11 percent. In Europe, eight points of the increase were due to changes
in currency exchange rates.   Currency exchange rate movements
contributed approximately five points and two points, respectively, to futures growth in the Asia Pacific and Americas regions.

Knight continued, "Growing consumer demand for Nike footwear and apparel in our international markets helped drive the 9.9 percent increase in
worldwide futures.   Additionally, we are pleased by the continued
strength of our U.S. business, which recorded its strongest futures orders growth in eight quarters."**

Regional Highlights

USA
___
During the third quarter, U.S. revenues increased four percent to $1.17 billion versus $1.13 billion for the third quarter of 2003. U.S. athletic footwear revenues increased one percent to $772.8 million. Apparel revenues increased seven percent to $329.3 million. Equipment revenues increased 13 percent to $67.4 million.

Europe
______
Revenues for the European region (which includes the Middle East and Africa) grew 36 percent to $880.0 million, up from $645.8 million for the same period last year. Twenty-one points of this growth were the result of changes in currency exchange rates. Footwear revenues increased 48 percent to $537.7 million, apparel revenues increased 19 percent to $284.1 million and equipment revenues increased 34 percent to $58.2 million.

Asia Pacific
____________
Revenues in the Asia Pacific region grew 21 percent to $402.4 million compared to $331.6 million a year ago. Ten points of this growth were the result of changes in currency exchange rates. Footwear revenues were up 15 percent to $214.2 million; apparel revenues increased 30 percent to $150.1 million and equipment grew 26 percent to $38.1 million.

Americas
________
Revenues in the Americas region increased 26 percent to $135.0 million, an improvement from $107.4 million in the third quarter of 2003. This growth rate reflected an 11 point increase due to changes in currency exchange rates. Footwear revenues were up 29 percent to $89.2 million, apparel revenues increased 21 percent to $36.0 million and equipment improved 15 percent to $9.8 million.

Other Revenues
______________
Other revenues, which include Nike Golf, Converse, Inc., Bauer Nike Hockey Inc., Cole Haan (registered), and Hurley International LLC, grew 68 percent to $317.1 million from $188.2 million last year. The acquisition of Converse accounted for 39 percentage points of this increase.

Income Statement Review

Gross margins were 42.1 percent compared to 40.7 percent last year. Selling and administrative expenses were 30.7 percent of third quarter revenues, compared to 31.6 percent last year. The effective tax rate for the third quarter was 34.8 percent.

Balance Sheet Review

At quarter end, global inventories stood at $1.7 billion, a 10 percent increase from February 28, 2003. Cash and short-term investments were $914.7 million at the end of the quarter, compared to $443.2 million last year.

Share Repurchase

During the quarter, the Company purchased a total of 754,900 shares for approximately $53.6 million in conjunction with the Company's second four-year, $1 billion share repurchase program that was approved by the Board of Directors in June 2000.

NIKE, Inc. based in Beaverton, Oregon is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Wholly owned Nike subsidiaries include Converse Inc., which designs, markets and distributes athletic footwear, apparel and accessories; Bauer NIKE Hockey Inc., a leading designer and distributor of hockey equipment; Cole Haan (registered), which designs, markets, and distributes fine dress and casual shoes and accessories; and Hurley International LLC, which designs, markets and distributes action sports and youth lifestyle footwear, apparel and accessories.

NIKE's earnings releases and other financial information are available on
the Internet at www.NikeBiz.com/invest.   This quarter, Nikebiz will
feature expanded information and relevant highlights of product and key initiatives for the reporting period.

* The marked reference to earnings indicates earnings per diluted share before prior year accounting change.

** The marked paragraphs contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the S.E.C., including Forms 8-K, 10-Q, and
10-K.   Some forward-looking statements in this release concern changes in futures orders that are not necessarily indicative of changes in total revenues for subsequent periods due to the mix of futures and "at once" orders, which may vary significantly from quarter to quarter.





                              (Tables Follow)




                   NIKE, INC. CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE QUARTER ENDED FEBRUARY 29, 2004
                       (In millions, except per share data)
INCOME                       QUARTER ENDING                YEAR TO DATE ENDING
STATEMENT*               02/29/2004  02/28/2003  %Chg   02/29/2004  02/28/2003  %Chg
======================================================  ============================
Revenues                   $2,904.0    $2,400.9   21%     $8,766.0    $7,711.9   14%
Cost of Sales               1,682.1     1,424.9   18%      5,043.0     4,568.7   10%
Gross Profit                1,221.9       976.0   25%      3,723.0     3,143.2   18%
% of revenue                 42.1 %      40.7 %             42.5 %      40.8 %

SG&A                          892.0       758.1   18%      2,664.1     2,324.6   15%
% of revenue                 30.7 %      31.6 %             30.4 %      30.1 %

Interest Expense                5.5        7.0   -21%         21.1        21.4   -1%
Other                          17.2       23.5   -27%         55.3        46.1   20%
                        -----------------------         ----------------------

Income before income
taxes and cumulative
effect of accounting
change                        307.2       187.4   64%        982.5       751.1   31%
Income Taxes                  106.9        62.7   70%        341.9       257.2   33%
                             34.8 %      33.5 %             34.8 %      34.2 %
Income be cumulative
effect of accounting
change                        200.3      124.7    61%        640.6       493.9   30%
Cumulative effect of
accounting change, net
of income taxes                   -          -                   -       266.1
                        -----------------------         ----------------------
Net Income                   $200.3      $124.7   61%       $640.6      $227.8  181%
                        =======================         ======================
Diluted EPS - before
accounting change             $0.74       $0.47   57%        $2.38       $1.84   29%
Cumulative effect of
accounting change                 -           -                  -       (0.99)
                        -----------------------         ----------------------
                              $0.74       $0.47   57%        $2.38       $0.85  180%
                        =======================         ======================


Basic EPS - before
accounting change            $0.76       $0.47    62%        $2.43       $1.87   30%
Cumulative effect of
accounting change                -           -                   -       (1.01)
                        -----------------------         ----------------------
                             $0.76       $0.47    62%        $2.43       $0.86  183%
                        =======================         ======================


Weighted Average Common Shares Outstanding:

Diluted                       271.1       266.7              269.3       267.7
Basic                         263.5       263.9              263.2       264.6
                        =======================         =======================
Dividend                      $0.20       $0.14              $0.54       $0.40
                        =======================         =======================

*Certain prior year amounts have been reclassified to conform to fiscal year
2004 presentation. These changes had no impact on previously reported results of operations or shareholders' equity.



NIKE, Inc.
BALANCE SHEET*             02/29/2004   02/28/2003
==================================================
   ASSETS
Cash & Investments             $914.7       $443.2
Accounts Receivable           2,033.9      1,952.4
Inventory                     1,667.6      1,519.2
Deferred Taxes                  218.5        190.8
Prepaid Expenses                364.9        244.4
    Current Assets            5,199.6      4,350.0

Fixed Assets                  3,162.8      2,906.2
Depreciation                  1,551.4      1,291.1
    Net Fixed Assets          1,611.4      1,615.1
Identifiable Intangible
   Assets and Goodwill          500.7        183.9
Other Assets                    292.6        255.0

                          ------------------------
Total Assets                 $7,604.3     $6,404.0
                          ========================

  LIAB AND EQUITY
Current Long-Term Debt          $ 6.2       $205.6
Payable to Banks                165.2        216.6
Accounts Payable                567.0        467.5
Accrued Liabilities           1,048.3        913.2
Income Taxes Payable            157.9         55.3
  Current Liabilities         1,944.6      1,858.2

Long-term Debt                  694.3        542.8
Def Inc Taxes & Oth Liab        401.9        167.5
Preferred Stock                   0.3          0.3
Common Equity                 4,563.2      3,835.2

                          ------------------------
Total Liab. & Equity         $7,604.3     $6,404.0
                          ========================


NIKE, INC                      QUARTER ENDING               YEAR TO DATE ENDING
Divisional Revenues*      02/29/2004 02/28/2003  %Chg   02/29/2004 02/28/2003  %Chg
=====================================================  ============================
USA Region
     Footwear                 $772.8     $761.4    1%     $2,219.2   $2,222.5    0%
     Apparel                   329.3      307.1    7%      1,074.1    1,005.3    7%
     Equipment and other        67.4       59.4   13%        215.7      215.3    0%
                         ----------------------        ----------------------
          Total              1,169.5    1,127.9    4%      3,509.0    3,443.1    2%

EMEA Region
     Footwear                  537.7      363.1   48%      1,600.2    1,292.5   24%
     Apparel                   284.1      239.4   19%        950.9      845.1   13%
     Equipment and other        58.2       43.3   34%        191.3      158.8   20%
                         ----------------------        ----------------------
          Total                880.0      645.8   36%      2,742.4    2,296.4   19%

Asia Pacific Region
     Footwear                  214.2      185.8   15%        622.6      536.3   16%
     Apparel                   150.1      115.6   30%        437.9      365.6   20%
     Equipment and other        38.1       30.2   26%        102.9       87.9   17%
                         ----------------------        ----------------------
          Total                402.4      331.6   21%      1,163.4      989.8   18%

Americas Region
     Footwear                   89.2       69.1   29%        296.0      245.1   21%
     Apparel                    36.0       29.8   21%        117.3      108.9    8%
     Equipment and other         9.8        8.5   15%         31.5       29.2    8%
                         ----------------------        ----------------------
          Total                135.0      107.4   26%        444.8      383.2   16%

                             2,586.9    2,212.7   17%      7,859.6    7,112.5   11%

Other Brands                   317.1      188.2   68%        906.4      599.4   51%

Total NIKE Inc. Revenues    $2,904.0   $2,400.9   21%     $8,766.0   $7,711.9   14%